CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement on Form N-6 No. 333-47717 of our report dated March 28, 2014, relating to the financial statements and financial highlights of the Lincoln Benefit Life Variable Life Account and our report dated April 13, 2015 relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in the Registration Statement, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 17, 2015